Exhibit 99.1

December 1, 2003

Re:          Dividend on 5.25% Series A Convertible Preferred Stock of Manufacturers’
Services Limited

Ladies and Gentlemen:

Pursuant to Section 3(b) of the Certificate of Designations of the Series A Preferred Stock (“Certificate”), Manufacturers’ Services Limited hereby provides written notice that it elects to pay the dividend on the Series A Preferred Stock due on December 31, 2003 in Manufacturers’ Services Limited Common Stock, reserving to itself such rights as may be available to it under the Certificate to rescind this election.

Best regards,

/s/ Sean Lannan

Sean Lannan
Vice President and Treasurer